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                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        REPUBLIC ENGINEERED PRODUCTS LLC


         This Amended and Restated Limited Liability Company Agreement (the "Agreement"), effective as of February 10, 2003, of Republic Engineered Products LLC, a Delaware limited liability company (the "Company") is entered into by the person or persons named as the members on Appendix I hereto as the same may be amended from time to time (each a "Member").

                                   BACKGROUND

                  WHEREAS, the Company was formed as a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. ss.18-101, et seq.), as amended from time to time (the "Act"), by the filing of the Certificate of Formation, which was filed with the Secretary of State of the State of Delaware as a single member limited liability company under the name "RT Acquisition LLC" pursuant to the Act on June 4, 2002 for the purpose of acquiring and operating certain assets of Republic Technologies International, LLC, a Delaware limited liability company ("RTI"), pursuant to the terms and conditions of that certain Asset Purchase Agreement, dated as of June 7, 2002, as amended, by and among RTI, the Company and certain affiliates and subsidiaries of RTI;

                  WHEREAS, prior to the date hereof, Blue Steel Corporation, as the original sole member of the Company, caused the name of the Company to be changed to "Republic Engineered Products LLC" and then contributed all of its right, title and interest in its membership interest in the Company to Blue Bar, L.P., a Delaware limited partnership ("Blue Bar"); and

                  WHEREAS, Blue Bar amended and restated this Agreement as of August 16, 2002; and

                  WHEREAS, in connection with the restructuring of Blue Bar and the Company and effective as of the date hereof, Blue Bar has merged with and into Republic Engineered Products Holdings LLC, a Delaware limited liability company ("REP Holdings"), with REP Holdings as the surviving entity; and

                  WHEREAS, REP Holdings, being the sole member of the Company, desires to further amend and restate this Agreement in order to, among other things, establish the terms and conditions pursuant to which the Company will be managed and set forth the respective rights and obligations of the Members;

                  NOW, THEREFORE, the Members hereby agree as follows:

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                                   ARTICLE I.

                            DEFINITIONS; CONSTRUCTION

         1.1 Definitions. For the purpose of this Agreement, the following terms shall have the following meanings:

             "Act" has the meaning set forth in the preamble.

             "Affiliate" means, as to any Person (a) any Person which directly or indirectly controls, is controlled by, or is under common control with such Person, and (b) any Person who is a director, officer, partner or principal of such Person or of any Person which directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, "control" of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by ownership of capital stock, by contract or otherwise.

             "Agreement" has the meaning set forth in the caption to this Agreement.

             "Blue Bar" has the meaning set forth in the preamble.

             "Capital Contribution" means any capital contribution of a Member.

             "Chief Executive Officer" has the meaning set forth in Section 3.2(b).

             "Chief Financial Officer" has the meaning set forth in Section 3.2(c).

             "Code" has the meaning set forth in Section 5.6(a).

             "Company" has the meaning set forth in the caption to this Agreement.

             "Interest" means a Member's share of the profits and losses of the Company and a Member's right to receive distributions of the assets of the Company. Interests will be expressed as a number of Units.

             "Liability" has the meaning set forth in Section 4.2(a).

             "Member" has the meaning set forth in the caption to this Agreement.

             "Membership Register" means the register of Interests that shall be kept and maintained by the Company.

             "Person" means an individual or a corporation, association, partnership, limited liability company, joint venture, organization, business, trust, or any other entity or organization, including a government or any subdivision or agency thereof.

             "Protected Person" means: (i) each Member and its respective Affiliates; (ii) any Person who serves at the request of the Company as an officer, director, partner, member or employee of any other Person; (iii) any officer, employee or expressly authorized agent of the



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Company; and (iv) Hunt Investment Group, L.P. and any of its Affiliates for so
long as REP Holdings is a Member, Blue Bar Holdings, L.P. is a member of REP Holdings and Hunt Investment Group, L.P. or any of its Affiliates is a limited partner of Blue Bar Holdings, L.P.

             "REP Holdings" has the meaning set forth in the preamble to this Agreement.

             "Secretary" has the meaning set forth in Section 3.2(d).

             "Unit" means all or a fractional share, as appropriate, of an Interest in the Company. The number of Units outstanding and the holders thereof are set forth on Appendix I, as such schedule may be amended from time to time.

         1.2 Usage Generally. The definitions in this Article I shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, and Appendices shall be deemed to be references to Articles and Sections of, and Appendices to, this Agreement unless the context shall otherwise require. All Appendices attached hereto shall be deemed incorporated herein as if set forth in full herein and, unless otherwise defined therein, each term used in any Appendix has the meaning ascribed to such term in this Agreement. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." Each accounting term not defined in this Agreement has the meaning determined by generally accepted accounting principles in the United States in effect from time to time (GAAP). The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                  ARTICLE II.

                               GENERAL PROVISIONS

         2.1 Name. The name of the Company is Republic Engineered Products LLC. The business of the Company may be conducted under any other name deemed necessary or desirable by the Members.

         2.2 Purpose; Powers. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or desirable in furtherance of the foregoing and doing every other act and thing incidental thereto or connected therewith.

         2.3 Registered Office; Registered Agent. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

         2.4 Principal Office. The principal office address of the Company shall be located at, and the Company's business shall be conducted from, such place or places as the Members may determine from time to time.



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         2.5 Members. Appendix I hereto contains the name, address, and number of Units owned by each Member as of the date of this Agreement. Appendix I shall be revised from time to time to reflect (i) the admission or withdrawal of Members, (ii) the transfer of Units in accordance with the terms of this Agreement, (iii) Capital Contributions, (iv) changes in the number of Units held by each Member, (v) changes in the total number of Units outstanding and (vi) other modifications to or changes in the information set forth therein. Unless otherwise provided herein, a Person shall be deemed a Member and shall have all rights and obligations of a Member hereunder upon the recording of any such transfer of Units in the records of the Company. A Person shall be deemed admitted as a Member at the time that such Person is named on the Membership Register as a holder of Interests.

         2.6 Liability of the Member. No Member shall have any liability for the obligations or liabilities of the Company except to the extent provided in the Act.

         2.7 Powers of Members. The Members shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members under the laws of the State of Delaware.

         2.8 Form of Units. Units will be held in "book-entry" form and will not be certificated unless and until otherwise determined by the Members.

                                  ARTICLE III.

                     MANAGEMENT AND OPERATION OF THE COMPANY

         3.1 Management and Operation of the Company. Except as expressly provided herein, the management, control and operation of the Company shall be vested exclusively in the Members and the Members shall have all of the rights, powers and authority generally conferred under the Act or other applicable law on behalf and in the name of the Company and to perform, negotiate and execute any instruments, contracts or agreements on behalf of the Company that the Members, in their sole discretion, deem necessary or desirable. Any action of the Members may be taken by the written consent of those Members holding not less than a majority of the outstanding Interests.

         3.2 Officers.

         (a) The Members may employ and retain persons as may be necessary, appropriate or convenient to manage the execution of the Company's business and investment policies, including employees and agents who may be designated as officers with titles, including, but not limited to "chief executive officer," "president", "vice president," "secretary" and "chief financial officer." The individuals serving as officers of the Company on the date hereof shall continue to serve in such capacities and shall continue to have such duties and responsibilities that such individuals have on the date hereof, subject to the provisions of this Section 3.2, until removed by the Members or the Chief Executive Officer.

         (b) The Members shall appoint an individual to serve as the "chief executive officer" of the Company (the "Chief Executive Officer"), and such officer shall have general and active management of the business of the Company and shall see that all orders and resolutions of the


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Members are carried into effect. The Members may also delegate to the Chief
Executive Officer the power to appoint and remove such other officers, assistant officers and agents as he or she shall from time to time deem necessary, appropriate or convenient.

         (c) The Members shall appoint an individual to serve as the "chief financial officer" of the Company (the "Chief Financial Officer"), and, unless the Members by resolution otherwise provides, the Chief Financial Officer shall be the treasurer and chief accounting and financial officer of the Company. The Chief Financial Officer shall have the custody of the Company's funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Members. The Chief Financial Officer shall disburse the funds of the Company as may be ordered by the Members, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Members when the Members so require, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Company. The Chief Financial Officer shall perform such other duties and have such other powers as the Members or the Chief Executive Officer may from time to time prescribe.

         (d) The Members shall appoint an individual to serve as the "secretary" of the Company (the "Secretary"). The Secretary shall give, or cause to be given, notice of all meetings of the Members and shall perform such other duties as may be prescribed by the Chief Executive Officer. The Secretary shall have custody of the seal of the Company and the Secretary, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Members may give general authority to any other officer to affix the seal of the Company and to attest the affixing thereof by his signature.

         (e) Any officer of the Company, or other agent acting in such capacity, may be removed, either with or without cause, by the Members.

                                  ARTICLE IV.

                   EXCULPATION, INDEMNIFICATION AND INSURANCE

         4.1 Exculpation. No Protected Person shall be liable to the Company or any Member for any action taken or omitted to be taken by it or by any other Member or other Person with respect to the Company, including, without limitation, any negligent act or failure to act, except in the case of a liability resulting from such Protected Person's own fraud, gross negligence or willful malfeasance. Any Protected Person may consult with legal counsel and accountants with respect to Company affairs (including interpretations of this Agreement) and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel or accountants. In determining whether a Protected Person acted with the requisite degree of care, such Protected Person shall be entitled to rely on written or oral reports, opinions, certificates and other statements of the directors, officers, employees, consultants, attorneys, accountants and


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professional advisors of the Company, selected with reasonable care; provided, that no such Protected Person may rely upon such statements if a reasonable person in similar circumstances should have believed that such statements were materially false.

         4.2 Indemnification.

         (a) To the fullest extent permitted by law, the Company shall indemnify, hold harmless, protect and defend each Protected Person against any losses, claims, damages or liabilities, including without limitation reasonable legal fees or other expenses incurred in investigating or defending against any such losses, claims, damages or liabilities, and any amounts expended in settlement of any claims approved by the Company (collectively, "Liabilities"), to which any Protected Person may become subject: (i) by reason of any act or omission or alleged act or omission (even if negligent) performed or omitted to be performed in connection with the activities of the Company; (ii) by reason of the fact that it is or was acting in connection with the activities of the Company in any capacity or that it is or was serving at the request of the Company as a partner, stockholder, member, manager, director, officer, employee or agent of any Person; or (iii) by reason of any other act or omission or alleged act or omission arising out of or in connection with the activities of the Company; unless such Liability results from such Protected Person's own fraud, gross negligence or willful malfeasance.

         (b) The Company shall promptly reimburse (or advance to the extent reasonably required) each Protected Person for reasonable legal or other expenses (as incurred) of each Protected Person in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any Liabilities for which the Protected Person may be indemnified pursuant to this Section 4.2; provided, that such Protected Person executes a written undertaking to repay the Company for such reimbursed or advanced expenses if it is finally judicially determined that such Protected Person is not entitled to the indemnification provided by this Section 4.2.

         (c) The provisions of this Section 4.2 shall continue to afford protection to each Protected Person regardless of whether such Protected Person remains in the position or capacity pursuant to which such Protected Person became entitled to indemnification under this Section 4.2 and regardless of any subsequent amendment to this Agreement; provided, that no such amendment shall reduce or restrict the extent to which these indemnification provisions apply to actions taken or omissions made prior to the date of such amendment.

         (d) Any indemnification under this Section 4.2 or otherwise shall be paid out of and to the extent of the Company's assets only.

         4.3 Insurance. The Company may purchase and maintain insurance on behalf of any Protected Person, or any other Person that is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under applicable law or this Article IV.



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                                   ARTICLE V.

          CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS; PROFITS AND LOSSES;
                     DISTRIBUTIONS; TAX MATTERS; TRANSFERS

         5.1 Capital Contributions. The Members have made a contribution to the capital of the Company in the amount set forth in Appendix I hereto (the "Initial Contribution"). The Members shall have no obligation to make any additional capital contributions to the Company.

         5.2 Additional Contributions.

         (a) The Members may make such additional capital contributions to the Company as the Members in their discretion may deem necessary or advisable in connection with the business of the Company.

         (b) The provisions of Section 5.1 and this Section 5.2 are intended solely to benefit the Members of the Company and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company other than the Members in their capacity as such, and no such creditor shall obtain any rights under any of such provisions (whether as a third party beneficiary of this Agreement or otherwise). No Member of the Company shall have any duty or obligation to any such creditor to make any contribution to the Company or to issue any call for capital pursuant to this
Section 5.2.

         5.3 Capital Accounts. The Company shall maintain for each Member a capital account in accordance with this Section 5.3 and in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv) promulgated under the Code (as defined herein). Each Member's capital account shall have an initial balance equal to the amount of cash constituting such Member's Initial Contribution to the capital of the Company. Each Member's capital account shall be increased by the sum of (a) the amount of cash constituting additional contributions by such Member to the capital of the Company, plus (b) any profits allocated to the Member's Capital Account pursuant to Section 5.4 hereof. Each Member's capital account shall be reduced by the sum of (a) the amount of cash and the fair value of any property distributed by the Company to such Member, plus (b) any losses allocated to such Member's capital account pursuant to
Section 5.4 hereof.

         5.4 Allocation of Profits and Losses. The Company's profits and losses shall be allocated 100% to the Members.

         5.5 Distributions.

         (a) The Members shall not (i) be entitled to interest on its capital contributions to the Company, or (ii) have the right to distributions or the return of any contribution to the capital of the Company except (A) for distributions in accordance with this Section 5.5 or (B) upon dissolution of the Company. The entitlement to any such return at such time shall be limited to the value of the capital account of the Members. To the fullest extent permitted by the Act, the Members shall not be liable for the return of any such amounts. The Company shall not make a distribution to the Members if such distribution would violate Section 18-607 of the Act.



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         (b) Distributions shall be made to the Members at the times and in the aggregate amounts as determined by the Members.

         5.6 Fiscal Year; Tax Matters.

         (a) The Fiscal Year of the Company for accounting and tax purposes shall begin on January 1 and end on December 31 of each year, except for the short taxable years in the years of the Company's formation and termination and as otherwise required by the Internal Revenue Code of 1986, as amended (the "Code").

         (b) Proper and complete records and books of account of the business of the Company shall be maintained at the Company's principal place of business. The Member acknowledges and agrees that the Company is a domestic entity with a single owner and is to be disregarded as a separate entity for federal income tax purposes as provided in Treasury Regulation ss. 7701-3 promulgated under the Code. The Company's books of account shall be maintained on a basis consistent with such treatment and on the same basis utilized in preparing REP Holdings' federal income tax return. Each Member and its duly authorized representatives may, for any reason reasonably related to its interest as a Member of the Company, examine the Company's books of account and make copies and extracts therefrom at its own expense. The Members shall maintain the records of the Company for three years following the termination of the Company.

         5.7 Assignment and Transfers of Interests. Each Member may transfer all or any portion of its interest in the Company to any Person at any time.

                                  ARTICLE VI.

                                  MISCELLANEOUS

         6.1 Term; Dissolution. Subject to the occurrence of an event of dissolution, the Company shall have perpetual existence. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Members or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

         6.2 Amendments. Any amendments to this Agreement may be made in the sole and absolute discretion of the Members and shall be in writing signed by the Members.

         6.3 Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective permitted successors and assigns.

         6.4 Severability. In case any provision of this Agreement shall be deemed to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired hereby.

         6.5 Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, without regard to the conflict of laws principles thereof. The Members intend the provisions of the Act to be controlling as to any matters not set forth in this Agreement.



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         IN WITNESS WHEREOF, the Members have caused this Agreement to be duly executed and delivered on the day and year first above written.

                                             SOLE MEMBER:

                                             REPUBLIC ENGINEERED PRODUCTS
                                             HOLDINGS LLC


                                             By:  /s/ Joseph F. Lapinsky
                                                  -------------------------
                                                  Name:  Joseph F. Lapinsky
                                                  Title: President

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                                   APPENDIX I
                                   ----------

                                     MEMBER

           Name and Address                        Initial           Number of
              of Member                          Contribution          Units

Republic Engineered Products Holdings LLC                              1,000
3770 Embassy Parkway
Akron, Ohio 44333-8367